UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHALLENGER ENERGY CORP.

(Exact name of registrant as specified in its charter)

Canada	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3300, 400 – 3rd Avenue S.W.

Calgary, Alberta, T2P 4H2

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Shares, no par value	The American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.    Description of Registrant’s Securities to be registered.

The description of the registrant’s common shares, no par value, is incorporated by reference to the sections captioned “Item 10(A)—Additional Information—Share Capital” and “Item 10(B)—Additional Information—Memorandum and Articles of Association” contained in the registrant’s Registration Statement on Form 20-F, initially filed with the Securities and Exchange Commission on June 5, 2006, and as subsequently amended.

Item 2.   Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CHALLENGER ENERGY CORP.

Date: January 25, 2007	/s/ Manjeet Dhillon
Manjeet Dhillon
Chief Financial Officer